Exhibit 10.1

Execution Version

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is dated as of December 22, 2023, by and among BurTech Acquisition Corp., a Delaware corporation (“Acquiror”), the Persons set forth on Schedule I attached hereto (each, a “Company Stockholder” and, collectively, the “Company Stockholders”), which include all Company Stockholders holding shares of the Company Common Stock, and any other Company Securities having the right to vote generally in any election of directors of the Company Board, collectively representing at least five percent (5%) of the outstanding shares of Company Common Stock on an as-converted basis, and Blaize, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined herein).

RECITALS

WHEREAS, as of the date hereof, the Company Stockholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of Company Common Stock and Company Preferred Stock (collectively, the “Company Capital Stock”) as are indicated opposite each of their names on Schedule I attached hereto (all such shares of Company Capital Stock, together with any shares of Company Capital Stock or any other equity securities of the Company of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Stockholder during the period from the date hereof through the Expiration Time (as defined below) applicable to such Company Stockholder, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the grant, vesting or exercise of any outstanding equity award, or upon exercise or conversion of any other securities, are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, BurTech Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), the Company, and, solely for limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company, entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), pursuant to which, Merger Sub will merge with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company surviving the Merger as a wholly owned subsidiary of Acquiror; and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
stockholder SUPPORT AGREEMENT; COVENANTS

Section 1.1      Binding Effect of Merger Agreement. Each Company Stockholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Company Stockholder shall be bound by and comply with Sections 8.7 (Exclusivity) in respect of Company Acquisition Proposals, 11.12 (Publicity) of the Merger Agreement, Section 8.3 (Support of Transaction) of the Merger Agreement and Section 11.1 (Trust Account Waiver) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (x) such Company Stockholder was an original signatory to the Merger Agreement with respect to such provisions, and (y) each reference to the “Company” contained in such provisions (other than for purposes of the definition of Company Acquisition Proposals) also referred to each such Company Stockholder.

Section 1.2      No Transfer. Except with the prior written consent of Acquiror (such consent to be given or withheld in its sole discretion), during the period commencing on the date hereof and ending on the Expiration Time, each Company Stockholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase, or otherwise transfer (including by operation of Law), encumbrance, dispose of, or agree to transfer, encumbrance or dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) (other than the Proxy Statement / Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i)-(ii) collectively, a “Transfer”); provided, however, that nothing herein shall prohibit a Transfer to an Affiliate of a Company Stockholder (a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of such Company Stockholder under, and be bound by all of the terms of, this Agreement; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve a Company Stockholder of its obligations under this Agreement. Any Transfer in violation of this Section 1.2 with respect to a Company Stockholder’s Subject Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Company Stockholder, so long as after such transfer the Company Stockholder or the surviving entity thereof remains to be bound by all of the terms of this Agreement.

Section 1.3      New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to a Company Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Company Stockholder purchases or otherwise acquires beneficial ownership of any Subject Shares or (c) a Company Stockholder acquires the right to vote or share in the voting of any Subject Shares (collectively the “New Securities”), then such New Securities acquired or purchased by such Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Stockholder as of the date hereof.

Section 1.4      Agreement to Vote. Hereafter until the Expiration Time, each Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company requested by the Company Board or otherwise undertaken in connection with the Transactions (which written consent shall be delivered as promptly as reasonably practicable, and in any event within two (2) Business Days, after the Proxy Statement / Registration Statement is declared effective by the SEC), such Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares are entitled to vote or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and such Company Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares are entitled to vote or provide consent with respect to such matter):

(a)     to approve and adopt the Merger Agreement and the Transactions;

(b)     to convert each issued and outstanding share of Company Preferred Stock into one share of Company Common Stock as of immediately prior to the Effective Time;

(c)     in any other circumstances upon which a consent, waiver or other approval is required under the Company’s Governing Documents or the Company Stockholder Agreements (as defined below) or otherwise sought with respect to the Merger Agreement or the Transactions, to vote, consent, waive or approve (or cause to be voted, consented, waived or approved) all of such Company Stockholder’s Subject Shares held at such time in favor thereof;

(d)     against and withhold consent with respect to any Company Acquisition Proposal or other business combination transaction (other than the Merger Agreement and the Transactions);

(e)     against any proposal, action or agreement that would reasonably be expected to (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the timely consummation of the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled or (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Company Stockholder contained in this Agreement; and

(f)      to approve or authorize (or to vote against or withhold consent for, as applicable) any other matters necessary or reasonably requested by the Company or Acquiror for the consummation of the Transactions.

Each Company Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing. The obligations of the Company Stockholders specified in this Section 1.4 shall apply whether or not the Merger or any action described above is recommended by the Company Board or the Company Board has previously recommended the Merger but changed such recommendation.

Section 1.5      No Challenges. Each Company Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

Section 1.6      Closing Date Deliverables. Each Company Stockholder will deliver, substantially simultaneously with the Effective Time:

(a)    to the extent such Company Stockholder is listed on Schedule II hereto, a duly-executed copy of that certain Amended and Restated Registration Rights Agreement, by and among Acquiror, the Company and the other parties thereto, in substantially the form attached as Exhibit E to the Merger Agreement; and

(b)    to the extent such Company Stockholder will “beneficially own” (as defined in the meaning in Rule 13d-3 promulgated under the Exchange Act) equal to or greater than 5.0% of the issued and outstanding shares of Acquiror Class A Common Stock immediately following the Closing, a duly executed copy of that certain Lock-Up Agreement, by and among Acquiror, the Company and the other parties thereto, substantially in the form attached as Exhibit F to the Merger Agreement.

Section 1.7      Waiver of Appraisal Rights. Each Company Stockholder hereby agrees not to assert, exercise or perfect, directly or indirectly, and irrevocably and unconditionally waives, any appraisal rights (including under Section 262 of the Delaware General Corporation Law) with respect to the Merger and any rights to dissent with respect to the Transactions, including the Merger.

Section 1.8      Further Assurances. Each Company Stockholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.9      No Inconsistent Agreement. Except for the Company Stockholder Agreements or any other letter or agreement to be terminated in accordance with Section 1.11, each Company Stockholder hereby represents and covenants that such Company Stockholder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein whether by ownership or by proxy, in each case, with respect to such Stockholder’s Subject Shares, (ii) has not entered into, and shall not enter into, any voting agreement, voting trust or other agreement, and has no knowledge and is not aware of any such voting agreement or voting trust in effect, with respect to any of such Company Stockholder’s Subject Shares that is inconsistent with such Company Stockholder’s obligations pursuant to this Agreement or any agreement or amendment of an existing agreement that would, or would reasonably be expected to, restrict, limit or interfere with the performance of such Company Stockholder’s obligations hereunder, and (iii) has not granted, and shall not grant, a proxy, power of attorney or similar right with respect to any of such Company Stockholder’s Subject Shares that is inconsistent with such Company Stockholder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement, and has no knowledge and is not aware of any such agreement or undertaking.

Section 1.10    Consent to Disclosure. Each Company Stockholder hereby consents to the publication and disclosure in the Proxy Statement / Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of such Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement, in all cases only to the extent required by applicable law or order from the SEC or any other securities authorities, and after providing the relevant Company Stockholder reasonable opportunity to defend any requirement to disclose information which would cause such Company Stockholder to be in breach of any confidentiality obligations applicable to it. Each Company Stockholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 1.11    Termination of Company Stockholder Agreements, Related Agreements. Each of the Company Stockholders, by this Agreement with respect to its Subject Shares, severally and not jointly, and the Company hereby agrees that, subject to the Closing and effective immediately prior to the Effective Time, (a) all Affiliate Agreements to which such Company Stockholder is party that are set forth on Schedule III attached hereto (each, as amended, restated, supplemented or otherwise modified from time to time, the “Company Stockholder Agreements”); and (b) any rights under any letter or agreement providing for redemption rights, put rights, purchase rights, rights of first refusal, preemptive rights, subscription rights, registration rights, information rights, rights to consult with and advise management, inspection rights, Company Board observer rights or rights to receive information delivered to the Company Board or other similar rights (other than such rights set forth in (x) the Company’s Governing Documents and (y) the Company Stockholder Agreements) (clauses (a) and (b), collectively, the “Terminating Rights”) between such Company Stockholder and the Company or any Subsidiary thereof (but excluding, (i) for the avoidance of doubt, any rights such Company Stockholder may have that relate to any commercial or employment agreements or arrangements between such Company Stockholder and the Company or any Subsidiary thereof, which shall survive the Closing in accordance with their terms, and (ii) any indemnification, advancement of expenses and exculpation rights of any Company Stockholder or any of its Affiliates set forth in the foregoing documents, which shall survive the Closing in accordance with their terms) are terminated; provided, that all Terminating Rights between the Company and any other holder of Company Capital Stock shall also terminate at such time.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1      Representations and Warranties of the Company Stockholders. Each Company Stockholder represents and warrants as of the date hereof to Acquiror and the Company (solely with respect to itself, himself or herself and not with respect to any other Company Stockholder) as follows:

(a)     Organization; Due Authorization. If such Company Stockholder is not an individual, it is duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Stockholder. If such Company Stockholder is an individual, such Company Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Stockholder.

(b)     Ownership. Such Company Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of such Company Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Governing Documents, (iii) the Merger Agreement, (iv) the Company Stockholder Agreements or (v) any applicable securities Laws. Such Company Stockholder’s Subject Shares are the only equity securities in the Company owned of record or beneficially by such Company Stockholder on the date of this Agreement, and none of such Company Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Company Stockholder Agreements. Other than the Company Warrants and any Company Options set forth opposite such Company Stockholder’s name on Schedule I, such Company Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any securities convertible into, or which can be exchanged for, equity securities of the Company.

(c)     No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of the Company Stockholder with respect to the Company Stockholder’s execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Company Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect, or which have already been obtained in advance of the Company Stockholder’s entry into this Agreement.

(d)     No Conflicts. The execution and delivery of this Agreement by such Company Stockholder does not, and the performance by such Company Stockholder of his, her or its obligations hereunder will not, (i) if such Company Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Stockholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under any Contract binding upon such Company Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby) compliance with the matters referred to in Section 2.1(c), under any applicable Law to which such Company Stockholder or any of its properties or assets is subject, (iii) any change in the rights or obligations of any party under any Contract legally binding upon such Company Stockholder, or (iv) other than the restrictions contemplated by this Agreement, result in the creation of any Lien upon the Subject Shares, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Company Stockholder’s ability to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(e)     Litigation. There are no Actions pending against such Company Stockholder, or to the knowledge of such Company Stockholder threatened against such Company Stockholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

(f)     Adequate Information. Such Company Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as such Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement and the Merger Agreement. Such Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Stockholder are irrevocable.

(g)     Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Company Stockholder in his, her or its capacity as a stockholder or, to the knowledge of such Company Stockholder, on behalf of such Company Stockholder in his, her or its capacity as a stockholder, for which the Company or any of its Affiliates may become liable.

(h)     Acknowledgment. Such Company Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Company Stockholder’s execution and delivery of this Agreement, and the representations, warranties, covenants and other agreements of such Company Stockholder contained herein.

ARTICLE III
MISCELLANEOUS

Section 3.1      Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.1 thereof (the earlier of (a) and (b), the “Expiration Time”) and (c) as to each Company Stockholder, upon the written agreement of Acquiror, the Company and such Company Stockholder; provided, that, for the avoidance of doubt, the termination of this Agreement shall not be interpreted or construed as the termination of, or otherwise limit the effect of, any lock-up provision such Company Stockholders agrees to in connection with the Transactions. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination; provided, further, that this Article III shall survive the termination of this Agreement.

Section 3.2      Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 3.3      Jurisdiction; Waiver of Jury Trial.

(a)    Except as specifically set forth in Section 3.5, any proceeding or Action based upon, arising out of or related to this Agreement shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware, and each of the parties and any other Person seeking to enforce this Agreement irrevocably (i) submits to the exclusive jurisdiction of each such court in any such Action, (ii) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (iii) agrees that all claims in respect of the Action shall be heard and determined only in any such court, and (iv) agrees not to bring any Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Actions or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3.3.

(b)    EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

Section 3.4      Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.5      Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties to this Agreement acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement, including, without limitation, mandatory injunctions, and to enforce specifically the terms and provisions hereof and seek such injunctive relief, without the necessity of posting a bond or other security or proof of actual damages, in accordance with this Section 3.5 in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement and injunctive relief (including mandatory injunctions) is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement (including mandatory injunctions) and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.5 shall not be required to provide any bond or other security in connection with any such injunction or specific performance or have the burden of proving actual damages. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in the Delaware Court of Chancery or any state or federal court in any part of the world having competent jurisdiction.

Section 3.6     Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Company Stockholders. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 3.7      Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties to this Agreement further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 3.8      Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in case of this clause (iv), solely to the extent no “bounce back” or similar message is received) addressed as follows:

If to Acquiror:

BurTech Acquisition Corp.
1300 Pennsylvania Ave NW, Suite 700
Washington, DC 20004
Attention: Shahal Khan
Email: shahal@burkhan.world

with a copy to (which will not constitute notice):

Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019-6022
Attention: Rajiv Khanna
Email: rajiv.khanna@nortonrosefulbright.com

If to the Company:

Blaize, Inc.
4659 Golden Foothill Parkway, Suite 206
El Dorado Hills, CA 95762
Attention: Harminder Sehmi
Email: harminder.sehmi@blaize.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, TX 77002
Attention: Ryan J. Maierson; Ryan J. Lynch
Email:      ryan.maierson@lw.com; ryan.lynch@lw.com

If to a Company Stockholder:

To such Company Stockholder’s address (including email) set forth in the Company’s books and records;

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

Section 3.9      Counterparts. This Agreement may be executed (including by electronic signature) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.10    Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.11    Interpretation and Construction. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the Company Stockholders, Acquiror, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDERS:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

ACQUIROR:

BURTECH ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

COMPANY:

BLAIZE, INC.

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

Schedule I

Company Stockholder Subject Shares

Holder	Shares of Common Stock	Shares of Series Seed Shadow Preferred Stock	Shares of Series A Shadow Preferred Stock	Shares of Series B Shadow Preferred Stock	Shares of Series C Shadow Preferred Stock	Shares of Series D Shadow Preferred Stock	Shares of Series D-1 Shadow Preferred Stock	Shares of Series D-2 Shadow Preferred Stock	Shares of Series D Exchange Shadow Preferred Stock	Shares of Series D-1 Exchange Shadow Preferred Stock	Company Warrants (Common Stock)	Company Warrants (Series D Shadow Preferred)	Company Warrants (Series D-2 Shadow Preferred)	Company Options
Anderson Investments Pte. Ltd.	—	—	—	—	3,147,755	1,436,437	2,394,063	—	—	—	—	—	—	—
NSITEXE, Inc.	—	—	—	—	3,147,755	—	957,625	—	—	—	—	—	—	—
Franklin Strategic Series - Franklin Small-Mid Cap Growth Fund	—	—	—	—	—	1,720,949	—	1,467,659	227,435	—	—	260,815	146,765	—
Franklin Templeton Variable Insurance Products Trust - Franklin Small-Mid Growth VIP Fund	—	—	—	—	—	194,302	—	82,758	11,970	—	—	26,474	8,275	—
Bess Ventures + Advisory, LLC	6,000,000	—	—	—	—	—	—	4,167,698	—	—	—	—	416,769	—
Wavemaker SEA SPV 1	—	—	—	—	1,500,434	—	—	—	—	—	—	—	—	—
Tallwood Investment Partners, L.P. (fka Entropy Research Labs, LLC)	1,122,799	253,906	1,223,402	—	—	—	—	—	—	—	—	—	—	—
A&E Investment LLC	—	434,027	629,401	—	—	—	—	—	—	—	—	—	—	—
Dinakar Munagala	71,470	—	—	—	—	—	—	—	—	—	—	—	—	5,728,779
Ke Yin	2,651,333	—	—	—	—	—	—	—	—	—	—	—	—	1,558,234
Bripa GMBH	—	—	368,170	181,159	20,985	19,152	—	—	—	—	—	3,090	—	—
Globe CP GmbH	89,753	—	294,388	—	—	4,788	—	5,230	—	—	232	773	523	—
BMI Estate	—	—	—	—	287,910	47,881	—	46,177	—	—	—	7,723	4,617	—
Stefan Hambrecht	—	—	—	—	31,477	4,788	—	—	—	—	—	773	—	—
JIH Vermögensverwaltungs GmbH	—	—	—	1,096,945	106,180	47,881	—	177,759	—	—	—	7,723	17,775	—
DE-4 Beteiligungs gesmbH	71,102	—	—	818,665	59,461	26,813	—	104,040	—	—	340	4,325	10,404	—
Milo Caroni Milo Caroni and Maria Luisa Caroni, as tenants in common Milo Caroni U/O Maria Luisa Caroni together	—	—	—	724,637	106,180	47,881	—	121,507	—	—	—	7,723	12,150	—
Dr. Roland Berger	—	—	—	750,000	106,180	47,881	—	—	—	—	—	7,723	—	—
Total:	10,006,457	687,933	2,515,361	3,571,406	8,514,317	3,598,753	3,351,688	6,172,828	239,405	—	572	327,142	617,278	7,287,013

[Schedule I to Stockholder Support Agreement]

Schedule II

Company Stockholder Signatories to Registration Rights Agreement

●	Anderson Investments Pte. Ltd.

[Schedule II to Stockholder Support Agreement]

Schedule III

Company Stockholder Agreements

●	Amended and Restated Voting Agreement, dated as of September 19, 2022, by and among the Company and the other parties thereto.

●	Amended and Restated First Refusal and Co-Sale Agreement, dated as of September 19, 2022, by and among the Company and the other parties thereto.

●	Amended and Restated Investors’ Rights Agreement, dated as of September 19, 2022, by and among the Company and the other parties thereto.

[Schedule III to Stockholder Support Agreement]